Exhibit 99.1
Digital Media Solutions, Inc. Announces Receipt of Continued Listing Standard Notice from NYSE
Clearwater, Fla. -- May 4, 2023 - Digital Media Solutions, Inc. (NYSE: DMS) (the “Company”), a leading provider of technology-enabled digital performance advertising solutions connecting consumers and advertisers, today announced that it received written notice on April 28, 2023, from the New York Stock Exchange (the "NYSE"), indicating that the Company is not in compliance with NYSE's continued listing standards which require it to maintain an average global market capitalization of at least $50.0 million over a consecutive 30-day trading period and, at the same time, a total stockholders’ equity equal to or greater than $50.0 million.

Under NYSE rules, the Company has a period of 45 days from receipt of the notice to submit a plan advising the NYSE of definitive actions the Company has taken, or is taking, that would bring it into compliance with the market capitalization listing standard within 18 months of receipt of the notice. The Company plans to notify the NYSE that it intends to submit a plan to cure the global market capitalization listing standard deficiency. The Company is currently evaluating its available options and developing a plan to regain compliance with the minimum global market capitalization requirement

The notice does not result in the immediate delisting of the Company's common stock from the NYSE. The Company's common stock will continue to be listed and trade on the NYSE during this cure period, subject to the Company's compliance with other NYSE continued listing standards.

About Digital Media Solutions

Digital Media Solutions, Inc. (NYSE: DMS) is a leading provider of technology-enabled digital performance advertising solutions connecting consumers and advertisers within auto, home, health and life insurance plus a long list of top consumer verticals. The DMS first-party data asset, proprietary advertising technology, significant proprietary media distribution and data-driven processes help digital advertising clients de-risk their advertising spend while scaling their customer bases. Learn more at https://digitalmediasolutions.com.

Forward-Looking Statements:

This press release includes “forward-looking statements” within the meaning of that term in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, and are made in reliance upon such acts and the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1955. DMS’s actual results may differ from its expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. These forward statements are often identified by words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions. These forward-looking statements include, without limitation, the Company's ability to regain compliance with NYSE continued listing standards and the potential alternatives available to regain compliance with NYSE continued listing standards, including a reverse stock split. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside DMS’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to, the risks and uncertainties indicated from time to time in DMS’s filings with the SEC, including those under “Risk Factors” in DMS’s Annual Report on Form 10-K and its subsequent filings with the SEC. There may be additional risks that we consider immaterial or which are unknown, and it is not possible to predict or identify all such risks. DMS cautions that the foregoing list of factors is not exclusive. DMS cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. DMS does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Investor Contact
investors@dmsgroup.com

For inquiries related to media, contact marketing@dmsgroup.com